UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2019

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

On March 25, 2019, Jaguar Health, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission (the “SEC”) to report on its entry into a placement agency agreement with Ladenburg Thalmann & Co. Inc. relating to the sale by the Company of 1,331,332 shares of the Company’s common stock, $0.0001 par value per share, in a registered public offering directly to an institutional investor at a purchase price of $0.20 per share. This amendment is being filed solely to amend the Original Form 8-K to include Exhibit 4.1 hereto. Other than as described above, this amendment does not amend any other information previously filed in the Original Form 8-K.

Item 9.01                                           Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement, dated March 24, 2019, by and between Jaguar Health, Inc. and Ladenburg Thalmann & Co. Inc.*

4.1	Form of Placement Agent Warrant.**

5.1	Opinion of Reed Smith LLP.*

10.1	Securities Purchase Agreement, dated March 24, 2019, by and between Jaguar Health, Inc. and the Investor.*

23.1	Consent of Reed Smith LLP (included in Exhibit 5.1 hereto).*

*Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on March 25, 2019.

**Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: March 26, 2019	By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer

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